SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  2/28/2007
FILE NUMBER 811-9913
SERIES NO.: 8



72DD   1 Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                                                        $   4
       2 Dividends for a second class of open-end company shares (000's Omitted)
         Class R                                                        $   -
         Institutional Class                                            $ 291


73A.     Payments per share outstandign during the entire current period;
         (form nnn.nnnn)
       1 Dividends from net investment income:
         Class A                                                     000.0198
       2 Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class R                                                     000.0025
         Institutional Class                                         000.0306


74U.   1 Number of shares outstanding (000's Omitted)
         Class A                                                          506
       2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                                                          102
         Class C                                                          120
         Class R                                                           60
         Institutional Class                                           10,163


74V.   1 Net asset value per share (to nearest cent)
         Class A                                                      $ 10.87
       2 Net asset value per share of a second class of open-end company shares
         (to nearest cent)
         Class B                                                      $ 10.82
         Class C                                                      $ 10.82
         Class R                                                      $ 10.87
         Institutional Class                                          $ 10.89